Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2015 RESULTS

IRVINE, CALIFORNIA, May 12, 2015 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the first quarter ended March 28, 2015.

Revenues for the three months ended March 28, 2015, were $2.1 million, compared to revenues of $7.0 million for the first quarter ended March 29, 2014.  Gross profit for the three months ended March 28, 2015, was $0.7 million compared to a gross profit of $2.0 million, for the first quarter ended March 29, 2014.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of ($5.3) million for the first quarter ended March 28, 2015, compared to an adjusted EBITDA loss of ($0.8) million for the prior year period.

Net loss for the first quarter ended March 28, 2015, was ($6.5) million, or ($0.14) loss per share, compared to a net loss in the prior year period of ($2.0) million, or ($0.05) loss per share.  These results include stock-based compensation expense of $0.5 million for the first quarters of 2015 and 2014.

As of March 28, 2015, cash and cash equivalents and restricted cash were $21.2 million, total assets were $25.5 million, working capital was $14.2 million, total debt, net of debt discounts, was $9.5 million, and stockholders’ equity was $9.3 million.

C.K. Hong, Netlist’s Chief Executive Officer, stated, “First quarter results reflect ongoing investments in R&D for HyperVault and the transition of our base products business to next generation technology, as well as legal expenses associated with current litigation. Notably, there were several positive developments during the quarter that will help to position the Company for profitable growth. Since its recent announcement, the EXPRESSvault3 (EV3) product line which accelerates Big Data applications has garnered significant interest from major customers. We anticipate this interest will be converted into commercial shipments in the second half of the year. We signed a Letter of Intent with a strategic partner, LG Electronics, to apply technology underlying HyperVault into an exciting new application — smart phones. Finally, we are attracting interest from potential strategic parties who recognize the value of Netlist’s technology and intellectual property. We expect to see the benefits of these developments in the months and quarters ahead.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, May 12, 2015 at 5:00 p.m. Eastern Time to review the company’s results for the first quarter ended March 28, 2015.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other  expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net other expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include NVvault® and EXPRESSvault™, a family of hybrid memory products that significantly accelerate system performance and provide mission critical fault tolerance, as well as HyperVault, its next generation hybrid memory solution which is under development and greatly expands the performance and capacity of DRAM channel storage. The Company’s product offering also includes HyperCloud®, a patented memory technology that breaks traditional performance barriers, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs. Netlist has steadily invested in and grown its worldwide IP portfolio, which now includes 88 issued and pending patents in the areas of high performance memory and hybrid memory technologies.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and efficient heat dissipation are key requirements for system memory. These customers include OEMs and hyperscale datacenter operators that design and build servers, storage systems and high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of Hypervault™, EXPRESSvault™, NVvault®, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the decrease in sales to our key customer; our ability to leverage our NVvault® and EXPRESSvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including risks associated with the inherent uncertainty of the litigation process, and we can provide no assurance that our efforts to mitigate the effects of the jury verdict will be successful, patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 27, 2015, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.

Consolidated Balance Sheets

(in thousands)

	(unaudited)	(audited)
	March 28,	December 27,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$19,558	$11,040
Restricted cash	1,600	700
Accounts receivable, net	877	1,091
Inventories	1,821	1,880
Prepaid expenses and other current assets	1,227	988
Total current assets	25,083	15,699

Property and equipment, net	284	393
Other assets	143	150
Total assets	$25,510	$16,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,846	$3,957
Accrued payroll and related liabilities	801	710
Accrued expenses and other current liabilities	446	420
Accrued engineering charges	500	500
Current portion of long-term debt	4,261	2,205
Total current liabilities	10,854	7,792
Long-term debt, net of current portion and debt discount	5,275	3,632
Other liabilities	47	99
Total liabilities	16,176	11,523

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	50	41
Additional paid-in capital	128,610	117,546
Accumulated deficit	(119,326)	(112,868)
Total stockholders’ equity	9,334	4,719
Total liabilities and stockholders’ equity	$25,510	$16,242

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 28,	March 29,
	2015	2014

Net sales	$2,114	$7,001
Cost of sales(1)	1,415	5,016
Gross profit (loss)	699	1,985
Operating expenses:
Research and development(1)	1,384	878
Intellectual property legal fees	3,542	1,097
Selling, general and administrative(1)	1,759	1,622
Total operating expenses	6,685	3,597
Operating loss	(5,986)	(1,612)
Other expense (net):
Interest expense, net	(480)	(395)
Other income (expense), net	9	(11)
Total other expense, net	(471)	(406)
Loss before provision for income taxes	(6,457)	(2,018)
Provision for income tax	1	—
Net loss	$(6,458)	$(2,018)
Net loss per common share:
Basic and diluted	$(0.14)	$(0.05)

Weighted-average common shares outstanding:
Basic and diluted	44,708	36,881

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$14	$15
Research and development	190	188
Selling, general and administrative	307	328

Netlist, Inc.

Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 28,	March 29,
	2015	2014

GAAP net loss	$(6,458)	$(2,018)

Interest expense, net	480	395
Provision for income taxes	1	—
Depreciation and amortization	148	282

EBITDA (loss)	(5,829)	(1,341)

Stock-based compensation	511	531
Other (income) expense, net	(9)	11

Adjusted EBITDA (loss)	$(5,327)	$(799)